UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 14, 2017, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc., entered into the Fifth Amendment (the “Amendment”) to its Amended and Restated Master Repurchase Agreement ("Repurchase Agreement") with Comerica Bank, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein.

The Amendment extends the Termination Date to August 13, 2018, and adjusts the Maximum Aggregate Commitment to the following amounts:

•	$300 million from August 14, 2017 through and including December 25, 2017

•	$475 million from December 26, 2017 through and including January 11, 2018 (with a $50 million uncommitted accordion feature to allow for a temporary increase up to $525 million)

•	$250 million from January 12, 2018 through and including April 17, 2018

•	$350 million from April 18, 2018 through and including June 25, 2018

•	$400 million from June 26, 2018 through maturity

Additionally, the Adjusted Tangible Net Worth requirement is increased to $70 million, and the Liquidity requirement is increased to $40 million.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

10.1 Fifth Amendment to Amended and Restated Master Repurchase Agreement dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	August 15, 2017	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary